UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, Dr. Anatoly Dritschilo, resigned as Chief Scientific Offer and director of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”), effective immediately. Dr. Dritschilo’s resignation was not as a result of any disagreement with the Board or the Company.

On May 9, 2025, Michael P. Vander Hoek submitted his resignation from the position of Vice President, Regulatory, of the Company, effective June 10, 2025. Mr. Vander Hoek’s resignation was not as a result of any disagreement with the Board or the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2025, the Company held its virtual 2025 Annual Meeting of Stockholders Meeting (the “Meeting”).

As of March 13, 2025, the record date for the Meeting, there were 6,257,693 shares of the Company’s common stock issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 4,178,024 shares of the voting stock entitled to vote at the Meeting were represented in person or by proxy, representing approximately 66.8% of the outstanding shares, and thereby a quorum was present for the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Anatoly Dritschilo	2,619,600	0	480,017	1,078,407
Steven Richards	2,619,666	0	482,951	1,078,407
George Scorsis	1,893,996	0	1,205,621	1,078,407
Oleh Nabyt	2,428,743	0	670,874	1,078,407
Joseph Tung	1,892,605	0	1,207,012	1,078,407

A plurality of the votes cast is required for election of directors. . Accordingly, Proposal 1 was approved and each of the five nominees elected at the Meeting will commence their term at the end of the Meeting and serve until the next Meeting, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal. As indicated in Item 5.02, Dr. Anatoly Dritschilo tendered his resignation after the Meeting from his role as Chief Scientific Offer and director effective immediately.

Proposal No. 2: Ratification of Appointment of Forvis Mazars, LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions/Withheld
3,176,560	819,085	182,379

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required for approval. Accordingly, Proposal 2 was approved.

Proposal No. 3: Advisory Vote on Executive Compensation (“Say on Pay”)

Votes For	Votes Against	Abstentions/Withheld	Broker Non-Votes
2,542,575	469,312	87,730	1,078,407

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This vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 4: Authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-100.

Votes For	Votes Against	Abstentions/Withheld
3,090,168	864,467	223,389

A majority of the votes cast was required for approval. Accordingly, Proposal 4 was approved.

Proposal No. 5: The approval of the first amendment to Shuttle Pharmaceuticals Holdings, Inc.’s 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.

Votes For	Votes Against	Abstentions/Withheld	Broker Non-Votes
2,522,161	492,378	85,078	1,078,407

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required for approval. Accordingly, Proposal 5 was approved.

Proposal No. 6: The approval of the issuance of more than 19.99% of our common stock upon conversion of certain convertible notes in compliance with Nasdaq Listing Rule 5635(d).

Votes For	Votes Against	Abstentions/Withheld	Broker Non-Votes
2,771,322	240,834	87,461	1,078,407

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required for approval. Accordingly, Proposal 6 was approved.

Proposal No. 7: approval of the issuance of more than 20% of our common stock upon the offering, sale and subsequent conversion of convertible preferred stock or common stock in accordance with Nasdaq Listing Rule 5635(d).

Votes For	Votes Against	Abstentions/Withheld	Broker Non-Votes
2,545,615	182,894	371,108	1,078,407

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required for approval. Accordingly, Proposal 7 was approved.

Proposal No. 8: Approval of the issuance of more than 20% of our common stock upon the issuance of common stock under a planned equity line of credit agreement in accordance with NASDAQ Listing Rule 5635(d).

Votes For	Votes Against	Abstentions/Withheld	Broker Non-Votes
2,549,850	388,450	161,317	1,078,407

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required for approval. Accordingly, Proposal 8 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: May 15, 2025
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer

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